                                                                   EXHIBIT 10.16
                                                                   -------------



                                                                  EXECUTION COPY


                          TRANSITION SERVICES AGREEMENT

         TRANSITION SERVICES AGREEMENT dated as of February 12, 2004 (this "AGREEMENT") by and between Nortek, Inc., a Delaware corporation (the "SELLER"), and Ply Gem Industries, Inc., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Stock Purchase Agreement dated as of December 19, 2003 (as amended and in effect from time to time, the "PURCHASE AGREEMENT") among the Seller, WDS LLC and Ply Gem Investment Holdings, Inc., a Delaware corporation (the "BUYER"), the Seller and WDS LLC have agreed to sell, upon the terms and subject to conditions set forth therein, all of the outstanding shares of stock of the Company to the Buyer; and

         WHEREAS, Section 4.10 of the Purchase Agreement provides that it is a condition precedent to the obligation of the Buyer to consummate the transactions contemplated by the Purchase Agreement, that the Seller enter into a transition services agreement containing the terms and conditions set forth herein; and

         WHEREAS, the Company desires that Seller provide on a transitional basis certain Services (as defined below) to the Company and its Subsidiaries (as defined in the Purchase Agreement) to support the business activities of the Company and its Subsidiaries during a transition period following the Closing Date and the Seller is willing to provide, or cause its Affiliates (as defined in the Purchase Agreement) to provide, such Services to the Company and its Subsidiaries on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to it in the Purchase Agreement.

         2.       SERVICES.

                  (a) Commencing on the date hereof and continuing throughout the Term (as defined below), unless earlier terminated pursuant to the terms of this Agreement or except as expressly noted otherwise, the Seller shall provide, or cause its Affiliates to provide, to the Company and its Subsidiaries, in connection with the conduct of their business activities, the services described on SCHEDULE A attached hereto (the "SERVICES") along with consultation and assistance with taking over the Services. The Seller shall provide each of the Services to the Company on substantially the same basis as provided to the Company prior to the date hereof. The parties agree that the Seller may use third party service providers in connection with the provision of the Services hereunder, consistent with the past practices of the Seller; PROVIDED, HOWEVER, the Seller will not

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                                                                               2


         materially increase its use of such third party service providers in connection with the provision of the Services without the prior written consent of the Company.

                  (b) The Seller agrees that it shall use all reasonable commercial efforts to obtain all consents, licenses, waivers or other approvals from all Persons with respect to the software programs set forth on SCHEDULE B hereto (the "CONSENTS"), to the extent necessary for the Seller and its Affiliates to fully provide all of the Services (it being understood that no party shall be required to pay any money to the Person from whom such Consent is sought (other than reimbursement of the reasonable out-of-pocket costs of providing the same) or otherwise undertake any new obligation to such Person or waive any existing benefit or right in order to obtain any such Consent, unless the Seller is not able to arrange for the Company to receive the same benefits from and after the Closing to which the Company would have been entitled if such Consent had been obtained, in which case the Seller shall be required to pay such money or undertake such new obligation or waive such existing benefit or right in order to obtain such Consent). The parties will cooperate with each other in exercising such reasonable efforts. If any such Consent is not obtained, the Seller shall, with respect to any such software program, arrange for the Company to receive substantially the same benefits under such software program after the date hereof until the end of the Term to which the Company would have been entitled if such consent, waiver or approval had been obtained.

         3.       REIMBURSEMENT OF EXPENSES.

                  (a) During each 30-day period during the Term, the Company and its Subsidiaries shall pay to the Seller an amount equal to the applicable Monthly Cost (as defined below) for such period plus the actual and direct reasonable out-of-pocket expenses incurred by the Seller or its Affiliates during such period in respect of the provision of the Services (it being understood that such out-of-pocket expenses shall not include any indirect costs and expenses, such as a portion of salaries for employees providing such Services or overhead costs attributable to such Services) (collectively, the "TRANSITION SERVICES EXPENSES"). The Seller shall prepare, on or before the 30th day after the end of each 30-day period during the Term, a statement that provides in reasonable detail the Services provided and the Transition Services Expenses incurred during such period (the "MONTHLY STATEMENT"), accompanied by commercially reasonable supporting documentation for such Transition Services Expenses (other than the Monthly Cost). The Seller shall provide such additional information relating to the Transition Services Expenses as may be reasonably requested by the Company.

                  (b) "MONTHLY COST" shall mean, for each 30-day period during the Term, the amount set forth below applicable to such 30-day period:

                           PERIOD               AMOUNT
                           ------               ------
                           1-30                $     0
                           31-60               $     0
                           61-90               $10,000

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                                                                               3


                           91-120              $20,000
                           121-150             $30,000
                           151-180             $40,000

                  (c) The Company shall pay the Transition Services Expenses for each 30-day period within 30 days after presentation of the Monthly Statement for such 30-day period, by wire transfer of immediately available funds, to an account or accounts of the Seller designated in writing by the Seller. If the Company fails to make any payment within such 30-day period, the Seller may terminate the Term if such payment is not made by the Company within 10 days of written notice to the Company.

         4.       TERM OF SERVICES.

                  (a) Subject to Section 4(b), the obligations of the Seller to provide the Services hereunder shall commence on the date hereof and, except where expressly noted otherwise on SCHEDULE A, shall continue in effect until the date which is 180 days after the date of this Agreement (the "TERM").

                  (b) Any and all of the Services (including any portion of a specific Service) are terminable by written notice by the Company to the Seller at any time.

         5.       INDEMNIFICATION; LIABILITY.

                  (a) The Company hereby agrees to indemnify and hold harmless, and to cause each of the other Transferred Companies to indemnify and hold harmless on a joint and several basis, the Seller, its Affiliates, and the officers, managers, employees, agents, successors and assigns of any of them with respect to any Losses incurred by any of them arising out of or related to the Services furnished under this Agreement, whether arising out of breach of warranty, strict liability, tort, contract, fiduciary liability under ERISA or otherwise, other than Losses which result from the Seller's gross negligence, willful misconduct or bad faith in performing its obligations hereunder.

                  (b) The Seller hereby agrees that under no circumstances shall the Company, the Transferred Companies or any of their respective officers, managers, employees, agents, successors and assigns be liable for any Losses other than as expressly set forth in Section 5(a) above, and that under no circumstances shall such persons be liable for any Losses in the nature of punitive damages (other than punitive damages payable to a Governmental Authority or other third party).

                  (c) The Company hereby agrees that under no circumstances shall the Seller, its Affiliates, or the directors, officers, managers, employees, agents, successors and assigns of any of them be liable for any Losses directly or

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                                                                               4


         indirectly arising out of, relating to or in connection with this Agreement or the performance or non-performance of Services hereunder, other than that the Seller may be liable for Losses which result from the Seller's gross negligence, willful breach or bad faith in performing its obligations hereunder; PROVIDED, that in no event shall any such Losses include any special, incidental, consequential, lost profits, expectation, punitive or other indirect damages.

                  (d) In no event shall the Seller have any liability for Losses under Section 5(c) arising out of the performance or nonperformance of Services hereunder that are reasonably expected to be avoided, in whole or in part, by the re-performance or performance of such Services, unless (i) the Company has notified the Seller in writing in reasonable detail of the circumstances of the allegedly inadequate performance, (ii) the Company has given the Seller a reasonable opportunity to re-perform or perform the applicable Services and (iii) the Seller has failed to re-perform or perform such Services in the manner required by this Agreement within a reasonable time period thereafter.

         6. RECORDS RETENTION. During the Term, the Seller and its Affiliates shall maintain the agreements, documents, books, records and files (collectively, the "RECORDS") relating to the provision of the Services hereunder. Promptly following expiration of the Term (or at such earlier date this Agreement is terminated) or the termination of any of the Services during the Term, and in any event within five days after such expiration or termination, the Seller shall arrange with the Company for the Records relating to the provision of all of the Services or the Services so terminated, as the case may be, to be delivered to the Company. During the Term, upon reasonable written notice and subject to Section 9 hereof, the Seller shall furnish or cause to be furnished to the Company and its directors, officers, employees, consultants, counsel, accountants and other authorized representatives, access, during business hours and upon reasonable prior written notice, such Records and shall permit such persons to examine and copy such Records to the extent reasonably requested by the Company as reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or defense of any claim or assessment.

         7. FURTHER ASSURANCES. The Company and the Seller shall execute such documents and other papers and take such further action as the other party may reasonably request in order to carry out the provisions hereof and provide the Services hereunder.

         8. POST-TERM COOPERATION. The parties acknowledge that, although the Company and its personnel and agents shall have full responsibility from and after the expiration of the Term for making arrangements other than with the Seller or its Affiliates with respect to all of the Services provided by the Seller prior thereto, the Seller and its personnel and agents may have certain information with respect to certain Services that the Company and its personnel and agents may occasionally seek access to from time to time from and after the expiration of the Term to address the matters covered by such Services. Therefore, in furtherance of the Seller's obligations under Section 6.9 of the Stock Purchase Agreement, the Seller agrees, subject to Section 9 hereof, from and after the expiration of the Term, to cooperate with the Company and to use reasonable efforts to make available its personnel and agents, upon reasonable prior notice and during normal business hours, to the Company and its personnel and agents for reasonable

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                                                                               4


requests for information in connection with the matters identified with an asterisk on SCHEDULE A. Nothing in this Section 8 shall be construed to obligate the Seller to incur any out-of-pocket costs or expenses, take any action which is not consistent with any of its contractual obligations existing on the date hereof or other legal obligations or which may otherwise expose it to liability, maintain or retain any of its personnel or agents, or take any action that would interfere with ordinary day-to-day business activities of its personnel or agents.

         9. CONFIDENTIAL INFORMATION. The parties acknowledge and agree that, notwithstanding any provision herein to the contrary, the Seller has no obligation, during the Term or otherwise, to disclose or provide any information which the Seller, any of its Affiliates or any of their respective directors, officers, managers, employees or agents is required by law, contract existing on the date hereof or other legally enforceable obligation to maintain in confidence or with any information if disclosing or providing such information would result in the loss of any attorney-client or similar privilege with respect to such information. The Seller represents and warrants that it is not bound on the date hereof by any such contract that prevents the Seller, any of its Affiliates or any of their respective directors, officers, managers, employees or agents from providing or disclosing any such information in connection with providing any Services.

         10. LIMITED WARRANTY. WITH RESPECT TO ANY LICENSED MATERIALS PROVIDED IN CONNECTION WITH THE SERVICES, THE SELLER PROVIDES SUCH LICENSED MATERIALS TO THE COMPANY AS IS, AS AVAILABLE AND WITH ALL FAULTS. THE SELLER EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY ARISING OUT OF A COURSE OF DEALING.

         11.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by the internal laws of the State of New York, without giving effect to conflict of laws principles thereof, and shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto.

                  (b) This Agreement and all rights hereunder may not be assigned by any party hereto except with the prior written consent of the other party hereto.

                  (c) All notices and other communications hereunder shall be given in accordance with the provisions set forth in Section 10.1 of the Purchase Agreement to the parties hereto at the following addresses:

                           If to the Company, to:

                           Ply Gem Industries, Inc.
                           303 West Major
                           Kearney, MO 64060
                           Tel.: (800) 800-2244

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                                                                               6


                           Fax:  (816) 903-4330
                           Attention:  Shawn K. Poe

                           with copies to:

                           Ply Gem Investment Holdings, Inc.
                           c/o Caxton-Iseman Capital, Inc.
                           500 Park Avenue, 8th Floor
                           New York, New York 10022
                           Tel.: (212) 774-5801
                           Fax: (212) 832-9450
                           Attention: Frederick Iseman

                           if to the Seller, to:

                           Nortek, Inc.
                           50 Kennedy Plaza
                           Providence, RI  02902
                           Tel.: (401) 751-1600
                           Fax:  (401) 751-4610
                           Attention: Kevin W. Donnelly, Esq.

                  (d) Nothing contained herein shall create a partnership, joint venture, agency or employment relationship among the parties hereto. No employees of either of the parties hereto shall be the agent or employee of the other party hereto.

                  (e) This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may be amended, and any provision waived, only in writing signed by the party or parties against whom such amendment or waiver is sought to be enforced.

                  (f) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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                                                                               7


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers as of the day first above written.



                                    NORTEK, INC.



                                    By: /s/ Kevin Donnelly
                                        ---------------------------------------
                                        Name:  Kevin Donnelly
                                        Title:




                                    PLY GEM INDUSTRIES, INC.


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:  Lee D. Meyer
                                        Title:

                                   SCHEDULE A

                               TRANSITION SERVICES
                               -------------------


FINANCIAL ACCOUNTING SUPPORT
----------------------------

Seller to continue to provide accounting support consistent with past practice to include, without limitation:

1.   Maintain the Company's consolidated general ledger.

2. Provide monthly financial closing support (corporate accruals and reserve computations).

3. Prepare consolidated monthly financial statements using the Nortek "I-file" format, until such time the Company has installed a consolidation and reporting system.

4. The Company shall have the right to utilize the Nortek I-file format, even after the expiration of the Term; PROVIDED, that the Seller has no obligation to maintain, service, support or update Nortek I-file after the Term and the Seller shall have no liability of any type in respect of the continued use of the Nortek I-file format after the Term.

5.   General support during the 2003 close and E&Y audit.

6. Assistance in transitional tax planning, compliance and reporting matters, including the preparation of state tax returns and coordinating the preparation of the 2003 federal return by E&Y.

7. Assistance on transition of existing telecommunications (MCI) agreement, the Microsoft license agreement, the UPS shipping agreement and the LeasePlan USA and Emkay vehicle lease agreements.

LEGAL
-----

1. Seller to continue to provide support of its internal counsel consistent with past practice to include, but not limited to: trademarks, patents, copyrights, purchase contracts, real estate, legal entities and litigation, including the suits covered under the indemnification clause in the Purchase Agreement.*

REAL ESTATE
-----------

2. Provide assistance with transitional matters relating to owned and leased real property, including the lease obligations covered under the indemnification clause in the Purchase Agreement.*

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                                                                               8


ENVIRONMENT, HEALTH & SAFETY
----------------------------

3. Provide assistance on environmental matters including on new and existing licenses and/or permits related to the Company.*

4. Continue to provide risk management consultation and assistance consistent with past practices, recognizing that the Company will be obtaining new stand-alone policies at Closing.*


EMPLOYEE BENEFITS
-----------------

5. Provide routine administration services consistent with the Seller's past practice, for the Ply-Gem Pension Plan and for the following 401(k) plans:

Great Lakes Window, Inc. 401(k) Savings Plan
Variform, Inc. 401(k) Savings Plan
Napco, Inc. Salary Investment Plan
Napco, Inc. Profit Sharing Plan and Trust
Napco Window Systems, Inc. 401(k) Savings Plan
Napco Window Systems, Inc. Profit Sharing Plan and Trust
Kroy Building Products, Inc. 401(k) Savings Plan


However, the Services contemplated under this Agreement shall be purely ministerial in nature and shall not be provided in a fiduciary capacity with respect to the plans under ERISA. The actions of the Seller and its officers, managers and employees shall be as agents for the plan fiduciaries appointed by the Company. In addition, various plans shall name the Company as "named fiduciary" and the Company shall be responsible for executing all documents and providing all information that is required for Seller to provide the services contemplated hereunder.

Specifically, the Seller undertakes to provide the following services in connection with the qualified retirement plans listed above; PROVIDED, HOWEVER, that the Company shall respond promptly and in any event by the dates requested by the Seller in connection with the provision of information, review of documents, distribution of materials and execution of documents as reasonably requested.

1. Preparation of Annual Report, Form 5500 for each Plan, to be signed by the Company.

2. Preparation of a "summary annual report" for each Plan for distribution by Company personnel.

3. Coordination with Plan auditors for preparation of any certified financial statements required for Form 5500.

4.   Monitor remittance of employee and company contributions to Plans.

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                                                                              10


5. Process domestic relations orders ("QDRO's"); referral to outside counsel as necessary pursuant to procedures currently in effect.

6. Coordinate with legal counsel to maintain legal compliance with respect to the form of Plan documents; and prepare determination letter requests for Plans using procedures currently in effect.

7. Coordinate with legal counsel the adoption of any plan amendments and related corporate resolutions deemed necessary for compliance or that may be otherwise reasonably requested by the Company.

8. Process distribution of benefits requests in the event of death, disability, hardship, termination of employment pursuant to Plan documents and procedures currently in effect.

9.   Process loan requests to the extent provided for in Plan documents.

10. Monitor third party contractors' testing for compliance under Sections 401(k), 402(g), 410 and 415 of the Code.

11.  Maintain Database (Corporate-wide) (defined contribution plan only).

12.  Monitor release and allocation of forfeitures under Plans.

13. Monitor preparation of annual account statements for Plans' participants for distribution by Company personnel

14. Monitor reporting of Plan distributions on Form 1099R to Plans' participants and beneficiaries.

15. Preparation of annual reports with the Pension Benefit Guaranty Corporation, to be signed by the Company.

16. Monitor suspension of benefits procedures for post normal retirement age employees.

17. Monitor preparation of periodic benefit statements for Plans' participants for distribution by Company personnel.

18. Monitor income tax reporting of plan distributions to Plans' participants and beneficiaries.

19.  Monitor preparation of annual Actuarial Report by third party vendor.

20.  Process and distribute participant communications

21. Other ministerial actions that are usual and customary under procedures currently in effect.

                                   SCHEDULE B

                                REQUIRED CONSENTS
                                -----------------


1.   Nortek I-file format